Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Elan Finance public limited company and Elan Finance Corp.
Offer to Exchange
up to
$465,000,000 Aggregate Principal Amount of their outstanding 8 7/8%
Senior Fixed Rate Notes due 2013 and
$150,000,000 Aggregate Principal Amount of their
outstanding Senior Floating Rate Notes due 2013
Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
for up to
$465,000,000 Aggregate Principal Amount of their
8 7/8% Senior Fixed Rate Notes due 2013 and
$150,000,000 Aggregate Principal Amount of their
Senior Floating Rate Notes due 2013
Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
and
Each Registered Under the Securities Act of 1933, as Amended.

Pursuant to the Prospectus dated April   , 2007

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY  , 2007, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Elan Finance public limited company’s and Elan Finance Corp.’s 8 7/8% Senior Fixed Rate Notes due 2013 (the “Outstanding Fixed Rate Notes”) and Senior Floating Rate Notes due 2013 (the “Outstanding Floating Rate Notes” and, together with the Outstanding Fixed Rate Notes, the “Outstanding Notes”) are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the “Exchange Agent”) on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Letter of Transmittal.

Exhibit 99.2

The Exchange Agent for the Exchange Offer is: The Bank of New York

By Registered or Certified Mail:	Facsimile Transmissions:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attention: Ms. Diane Amoroso	(Eligible Institutions Only) (212) 298-1915 Attention: Ms. Diane Amoroso

By Hand or Overnight Delivery: The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attention: Ms. Diane Amoroso	To Confirm by Telephone or for Information Call: Ms. Diane Amoroso (212) 815-5788

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Elan Finance public limited company, an Irish public limited company (“Elan Finance plc”), and Elan Finance Corp., a Delaware Corporation (“Elan Finance Corp.” and, together with Elan Finance plc, the “Issuers”), upon the terms and subject to the conditions set forth in the Prospectus dated April   , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes.”

FIXED RATE NOTES

Aggregate Principal Amount _ _  Name(s) of Registered Holder(s): _ _

Amount Tendered: $ _ _*

Certificate No(s) (if available): _ _

$ _ _
(Total Principal Amount Represented by Outstanding Fixed Rate Notes Certificate(s))

If Outstanding Fixed Rate Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: _ _

Date: _ _

*	Must be in minimum denominations of $75,000 and integral multiples of $1,000 in excess thereof.

FLOATING RATE NOTES

Aggregate Principal Amount _ _  Name(s) of Registered Holder(s): _ _

Amount Tendered: $ _ _*

Certificate No(s) (if available): _ _

$ _ _
(Total Principal Amount Represented by Outstanding Floating Rate Notes Certificate(s))

If Outstanding Floating Rate Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: _ _

Date: _ _

*	Must be in minimum denominations of $75,000 and integral multiples of $1,000 in excess thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X _ _

X _ _                    Date _ _
Signature(s) of Owner(s) or Authorized Signatory

Area Code and Telephone Number: _ _

Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, provide proper evidence satisfactory to the Issuers of such person’s authority to so act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor instruction,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

_ _     _ _
                             Name of Firm                              Authorized Signature
_ _     _ _
               Address                                    Title
(Please Type or Print)
              Zip Code

Area Code and Telephone Number: _ _   Date: _ _

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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